Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-208157 of our report dated June 26, 2015, relating to the consolidated financial statements of CollabRx, Inc. (Rennova Health, Inc. effective November 2, 2015), which appears in CollabRx Inc.’s Annual Report on Form 10−K for the year ended March 31, 2015. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

December 16, 2015